Exhibit 21.01

LIST OF SUBSIDIARIES

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
All Media Guide Holdings, Inc.	Delaware
All Media Guide, LLC	Delaware
Aptiv Digital, Inc.	Delaware
Aptiv Digital Development Services, LLC	Delaware
Canada Services, Inc.	Delaware
Colorado City Cablevision, Inc.	Delaware
Continental Paper Company	Delaware
Deterrence Acquisition Ltd.	United Kingdom
DirectCom Networks, Inc.	Delaware
EuroMedia Group, Inc.	Delaware
FORTV Holdings LLC	Delaware
Gemstar (B.V.I.) Limited	British Virgin Islands
Gemstar Development Corporation	California
Gemstar Development Limited	United Kingdom
Gemstar Multimedia Ltd.	Japan
Gemstar Technology Development Limited	Hong Kong
Gemstar-TV Guide Interactive, LLC	Delaware
Gemstar-TV Guide Marketing LLC	Delaware
G-TV Guide, LLC	California
GuideWorks, LLC (49%)	Delaware
I Holdings, Inc.	Delaware
Index Systems Inc.	British Virgin Islands
Index Systems (Canada) Inc.	Canada
InfoMedia, S.A.	Luxembourg
Interactive Program Guide, Inc. (46.25% owned)	Japan
Interactive Sports Holdings, Inc.	Delaware
IPG Development Ventures, LLC	Delaware
jumptheshark.com, Inc.	Delaware
Linkedvideo.com LLC	Delaware
Macrovision Europe Limited	United Kingdom
Macrovision GmbH	Germany
Macrovision International Holdings Limited Partnership	Cayman Islands

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
Macrovision International Holdings, Inc.	Delaware
Macrovision International Licensing SARL	Switzerland
Macrovision International Solutions SARL	Luxembourg
Macrovision Israel, Ltd.	Israel
Macrovision Japan KK	Japan
Macrovision Japan YK	Japan
Macrovision Korea Co., Ltd.	Korea
Macrovision Licensing & Holdings B.V.	Netherlands
Macrovision Limited (formerly InstallShield Software Limited)	United Kingdom
Macrovision Service LLC	Delaware
Macrovision Taiwan Ltd.	Taiwan
Macrovision TM, Inc.	Delaware
Macrovision UK Limited	United Kingdom
Mediabolic, Inc.	Delaware
Moodlogic, Inc.	Delaware
Moodlogic Ltd.	Switzerland
MYR Holdings, Inc.	Delaware
Networks eBook LLC	California
Norpak Corporation (93.5% owned)	Canada
PDT Holdings, Inc.	California
Prevue Ventures, Inc.	Delaware
SNTV Acquisition, Inc.	Delaware
SNTV, LLC	Delaware
SpaceCom Systems, Inc.	Delaware
StarSight Telecast, Inc.	California
Station-A, Inc.	Delaware
Station-X, Inc.	Delaware
TVG Holdings, Inc.	Delaware
TV Guide Affiliate Sales & Marketing, Inc.	Delaware
TV Guide Data Solutions, Inc.	Delaware
TV Guide Direct, Inc.	Delaware
TV Guide Distribution, Inc.	Delaware
TV Guide Europe SARL	Luxembourg
TV Guide Interactive Group, Inc.	Delaware

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
TV Guide Interactive, Inc.	Delaware
TV Guide International IPG, Inc.	Delaware
TV Guide International, Inc.	Delaware
TV Guide Media Sales, Inc.	Delaware
TV Guide Media Services, Inc.	Delaware
TV Guide Mobile Entertainment, Inc.	Delaware
TV Guide Online, Inc.	Delaware
TV Guide Online, LLC	Delaware
TV Guide On Screen, Inc.	Delaware
TV Guide Vision Group, Inc.	Delaware
TV Guide, Inc.	Delaware
TVGI Canada Services Company	Canada (Nova Scotia)
TVG-PMC, Inc.	Delaware
TVSM Publishing, Inc.	Delaware
TVSM, Inc.	Delaware
United Video Properties, Inc.	Delaware
United Video, LLC	Delaware
UV Corp.	Delaware
UV Holdings, Inc.	Delaware
UV Ventures, Inc.	Delaware
VCR Index Systems B.V.	Netherlands
Video TV, Inc.	Delaware
WCI Holdings, Inc.	Delaware

All subsidiaries are 100% owned unless otherwise noted.